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                                                                    EXHIBIT 10.2


                                     RETAIL
                           TRADEMARK LICENSE AGREEMENT


      This is a TRADEMARK LICENSE AGREEMENT ("AGREEMENT") between The Pillsbury Company, a Delaware corporation having a principal place of business at Number One General Mills Boulevard, Minneapolis, Minnesota 55426 ("TPC") and International Multifoods Corporation, a Delaware corporation having a principal place of business at 110 Cheshire Lane, Suite 300, Minnetonka, Minnesota 55305 ("LICENSEE").

                                       I.
                                GRANT OF LICENSE

1.1 SCOPE OF LICENSE. TPC grants LICENSEE an exclusive (except to the degree that Schedule 1 specifically states that it is non-exclusive) license to use the trademarks listed in Schedule 1 (the "MARKS"), as well as related trade dress ("TRADE DRESS") (the MARKS and TRADE DRESS being collectively referred to as the "PROPERTY") in connection with the manufacture, promotion, marketing, sale and distribution of the products within the acquired product categories listed in Schedule 1 (the "PRODUCTS"), in the CHANNELS OF DISTRIBUTION listed in Schedule 1 (the "CHANNELS OF DISTRIBUTION"), and in the LICENSED TERRITORY set forth in Schedule 1 (the "LICENSED TERRITORY"), under the terms set forth below. Without limiting the foregoing, LICENSEE shall be free to determine how the MARKS are placed on BRANDED PRODUCTS and used in advertising. When used in reference to TPC or its other licensees, "PROPERTY" shall mean the PROPERTY and similar or related property. When used in reference to TPC or its other licensees, "BRANDED PRODUCTS" shall mean any products manufactured, promoted or sold by TPC or its other licensees bearing the PROPERTY. When used in reference to LICENSEE or its sublicensees, "BRANDED PRODUCTS" shall mean PRODUCTS of LICENSEE or its sublicensees bearing the PROPERTY.

1.2 RESERVATION. It is understood that TPC reserves the right to use itself or license to others the right to use the PROPERTY on any products or services outside of the CHANNELS OF DISTRIBUTION, and on any products or services other than those specifically defined as PRODUCTS under this AGREEMENT. No rights are granted to LICENSEE outside of the LICENSED TERRITORY. LICENSEE shall not use any of the MARKS as part of a company name, such use of the MARKS being reserved exclusively to TPC.

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                                      II.
                                      TERM

2.1 DURATION. Upon execution by both parties, this AGREEMENT shall become effective as of the EFFECTIVE DATE indicated on Schedule 1, and shall continue for the term set forth on Schedule 1 (the "TERM").

2.2 RENEWAL. This AGREEMENT shall automatically renew for successive twenty year terms (each a "RENEWAL TERM") unless LICENSEE gives TPC at least six months notice prior to the expiration of the TERM or then current RENEWAL TERM.

                                      III.
                                USE OF PROPERTY

3.1 VALIDITY/TITLE. LICENSEE agrees it will not ever challenge the validity of the PROPERTY. TPC and LICENSEE agree that they will not, and will cause their AFFILIATES not to, ever challenge the validity of this AGREEMENT. LICENSEE acknowledges TPC's right and title to the PROPERTY, and shall not contest or assist any other person in contesting such right and title.

3.2 LICENSEE'S USE OF THE PROPERTY. LICENSEE will use the PROPERTY only in the manner permitted under this AGREEMENT. All uses of the PROPERTY shall inure to the benefit of TPC. LICENSEE shall not acquire ownership of the PROPERTY by virtue of any use it makes of the PROPERTY. LICENSEE shall not attempt to register the PROPERTY alone or as part of its own trademarks, nor shall LICENSEE assert ownership of the PROPERTY or attempt to register any marks the same as or confusingly similar to the PROPERTY. LICENSEE may, at its discretion and to the extent otherwise permitted under applicable law, register copyrights that include or are derivative works of the PROPERTY, but no such copyright registration shall cause LICENSEE to acquire any ownership interest in the PROPERTY.

3.3 TRADEMARK OWNERSHIP NOTICE. LICENSEE agrees to apply the proper notations on all PRODUCTS, tags, labels, package inserts, containers, packaging, advertising, promotional and display materials or the like containing the PROPERTY, as set forth below:

            "[Applicable PROPERTY] is a trademark of The Pillsbury Company, used under license."

      LICENSEE shall also mark all packages with LICENSEE's or its sublicensee's, as applicable, name and address so as to identify LICENSEE or its sublicensee, as applicable, as the supplier of the PRODUCTS. The obligations of this Section 3.3 shall not apply to any MARKED INVENTORY (as this term is defined in Section 3 of Schedule 1).


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3.4   LICENSEE'S MODIFICATIONS OF MARKS.  LICENSEE shall be free to modify or alter the PROPERTY so long as such modification or alteration is consistent with Section 4.1 of this AGREEMENT.

3.5 USE OF TPC'S MODIFICATIONS TO THE MARKS. LICENSEE shall have the right, but not the obligation, to adopt any changes in the PROPERTY (including any such changes that are registered marks or protected under copyright laws) made by TPC.

3.6 PREVENTION OF UNAUTHORIZED USE. LICENSEE agrees that it has no right to use, and it will not use, the PROPERTY outside of the LICENSED TERRITORY or outside of the CHANNELS OF DISTRIBUTION, and that any such use of the PROPERTY would constitute an infringement of TPC's intellectual property rights.

3.7 NEW MARKS. If LICENSEE desires to use another mark on or in connection with the PRODUCTS, which mark does not include any word or design that is common to or confusingly similar to a word or design that comprises an element of any MARK, such other mark shall be deemed to be an "UNASSOCIATED MARK." LICENSEE has the right, but not the obligation, to use UNASSOCIATED MARKS in connection with the PRODUCTS in the LICENSED TERRITORY, PROVIDED THAT LICENSEE shall bear all costs and expenses associated with the development, use, registration and maintenance of the UNASSOCIATED MARK, including, but not limited to, the costs of determining availability, protection and any costs and expenses associated with any charges of infringement relating to such UNASSOCIATED MARK. All UNASSOCIATED MARKS shall, as between the parties hereto, be owned solely by LICENSEE and all use shall inure to the benefit of LICENSEE.


                                      IV.
                         GOODWILL AND PROMOTIONAL VALUE

4.1 GOODWILL. LICENSEE recognizes and acknowledges the great value of the family image and goodwill associated with the PROPERTY and acknowledges that the PROPERTY, and all rights therein and the goodwill pertaining thereto, are legally enforceable and belong exclusively to TPC, except as conferred by this AGREEMENT. LICENSEE shall take no action, or allow its AFFILIATES to take any action, in connection with its use of the MARKS to impair or diminish the benefits of the use of the MARKS by TPC, including, but not limited to, any action that impairs or diminishes such benefits by damaging the PROPERTY or bringing the PROPERTY into disrepute. The parties agree that LICENSEE's use of any MARKS in comparative advertising is not per se a violation of this Section 4.1.

                                       V.
                              PROPERTY PROTECTION

5.1 COMPLIANCE WITH LAW. In manufacturing, promoting, marketing and selling BRANDED PRODUCTS, each party agrees to maintain full compliance with the provisions of


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      applicable federal, state and local laws and regulations.


5.2   TPC'S COVENANT REGARDING USE OF THE MARKS.

            (a) COVENANT. TPC shall take no action, or allow its AFFILIATES to take any action, in connection with its use of the MARKS to impair or diminish the benefits of the use of the MARKS by LICENSEE, including, but not limited to, any action that impairs or diminishes such benefits by damaging the PROPERTY or bringing the PROPERTY into disrepute.

            (b) NOTICE PROVISION. If TPC breaches its obligations under the preceding paragraph, LICENSEE may impose the Voluntary Restraint (as defined herein) specified below by providing to TPC written notice ("Notice") that: (i) expressly refers to this notice provision and states LICENSEE's intention, within two business days after receipt by TPC of Notice, to commence an action, in accordance with Section 10.13 of this AGREEMENT, for breach of TPC's obligations under the preceding paragraph ("Declaratory Judgment Action") and to file an application for a temporary restraining order or other injunctive interlocutory relief ("Application"); and (ii) expressly identifies what conduct or anticipated conduct of TPC is or will be claimed by LICENSEE to constitute a breach of TPC's obligations under the preceding paragraph. The Notice shall be provided in accordance with the notice provisions of Section 10.8 of this AGREEMENT except that the Notice shall be given only by hand delivery or by reputable overnight courier service.

            (c) VOLUNTARY RESTRAINT. Upon receipt of any Notice, TPC shall immediately cease and desist (the "Voluntary Restraint") the conduct identified in the Notice (the "Identified Conduct") until denial, by any court, of any Application related to such Identified Conduct or any other decision by the court that the Voluntary Restraint should be lifted (the "Voluntary Restraint Period"). Notwithstanding the foregoing, the Voluntary Restraint Period shall end in the event that LICENSEE fails, within two business days after the receipt of the Notice by TPC, to file the Declaratory Judgment Action and Application in a court of competent jurisdiction. The fact that TPC has engaged in the Voluntary Restraint prior to the judicial hearing as provided herein shall not constitute an admission, nor shall LICENSEE contend, that such fact in any way bears upon the appropriateness of the grant of a temporary restraining order or temporary injunction.

            (d) CONSENT TO EXPEDITED LITIGATION. In any Declaratory Judgment Action brought under this Section 5.2, neither TPC nor LICENSEE shall oppose any application by the other party requesting expedited treatment of any application for temporary, preliminary or permanent relief.

            (e) ADDITIONAL RIGHTS. Nothing contained in this Section 5.2 shall be construed to limit the rights of either party to obtain judicial review of their legal rights or obligations under this AGREEMENT.

            (f) COSTS AND DAMAGES. The prevailing party in each Declaratory Judgment Action, upon a final decision of the Declaratory Judgment Action by the court, shall have


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      the right to recover from the other party all out-of-pocket costs, including reasonable attorneys' fees resulting from such Declaratory Judgment Action and any direct damages suffered by such prevailing party.

            (g) THIRD PARTY ARBITRATION. If LICENSEE believes that TPC is in breach of the above paragraph (a) of this Section 5.2, LICENSEE shall have the right, at its sole discretion, to submit such dispute to arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration by three arbitrators, of whom each party shall appoint one (the third to be chosen in accordance with such rules). The arbitrators shall be selected from the CPR/INTA Trademark Panel of Neutrals. Except as provided in this Section 5.2, the arbitration shall be governed by said rules and the Federal Arbitration Act, 9 U.S.C. Sections 1-16. The place of the arbitration shall be Minneapolis, Minnesota.

            (h) Any monetary award rendered by the Arbitrators against TPC shall be limited to direct and actually incurred damages, and shall exclude consequential damages and damages for lost profits, resulting from the breach of this AGREEMENT. Monetary damages may be awarded if the Arbitrators find that TPC has taken any action in connection with its use of the MARKS to impair or diminish the benefits of the use of the MARKS by LICENSEE, including, but not limited to, any action that impairs or diminishes such benefits by damaging the PROPERTY or bringing the PROPERTY into disrepute.

            (i) The Arbitrators shall receive an amount pursuant to a fee schedule to be agreed upon by TPC, LICENSEE and the Arbitrators for the arbitration of any disputes between TPC and LICENSEE with respect to this AGREEMENT that the Arbitrators resolve. If the Arbitrators decide in favor of LICENSEE, then TPC shall pay the Arbitrators' fees; if the Arbitrators decide in favor of TPC, then LICENSEE shall pay the Arbitrators' fees.

            (j) The decision of the Arbitrators shall be final and binding on all parties. Notwithstanding the foregoing, the award shall be subject to judicial review to determine if it contains material errors of law, is arbitrary or capricious or on any other ground that would be applicable if the award were a judgment entered by a federal district court. Judgment upon any award rendered by the Arbitrators may be entered by any court having jurisdiction thereof. Any party may challenge any decision of the Arbitrators, in which case the parties agree to cooperate to expedite judicial review of such decision; provided, however, that to the extent the final nonappealable judgment of such judicial review does not overrule such decision the party challenging the decision shall pay the attorneys' fees and other out-of-pocket expenses of the other party.


5.3 EXISTING AND PENDING REGISTRATIONS. TPC shall use reasonable efforts to maintain in full force and effect in the LICENSED TERRITORY currently existing registrations for the MARKS including, but not limited to, renewing existing registrations to the extent reasonably permissible under then applicable law. In addition, TPC shall prosecute: (i) all currently pending applications for registration in the LICENSED TERRITORY for the currently existing MARKS, to the extent reasonably permissible under applicable law, and (ii) new applications for registration in the LICENSED TERRITORY for the


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      MARKS as reasonably requested by LICENSEE. TPC shall use reasonable efforts to maintain any registrations issued pursuant to any such applications referred to in (i) and (ii) above. TPC's obligations pursuant to the preceding two sentences shall continue as long as this AGREEMENT continues in effect except to the extent the parties may mutually agree to the contrary or to the extent maintenance of any particular MARK is precluded by reason of the lack of use thereof or any other applicable law. LICENSEE agrees to provide assistance and documentation as is reasonably required by TPC in connection with the foregoing. All of TPC's activities under this paragraph in registering and maintaining registrations for MARKS shall be at TPC's sole expense, except that the cost of any appeals or contested proceedings (E.G., opposition or cancellation proceedings) for applications or registrations that primarily relate to LICENSEE's BRANDED PRODUCTS, or that TPC reasonably does not wish to maintain and LICENSEE does wish to maintain, shall be borne by LICENSEE.

5.4 INFRINGEMENT BY THIRD PARTIES. Each party agrees to reasonably assist the other in protecting the PROPERTY from infringement by third parties, including, but not limited to, reporting to the other party any infringement or imitation of the PROPERTY it becomes aware of (PROVIDED, HOWEVER, that TPC shall only be obligated to report such infringements or imitations to LICENSEE if they relate to PRODUCTS or if TPC intends to initiate an action, suit, opposition or other proceeding (collectively, a "PROCEEDING") with respect to such matter). Except as otherwise provided in this Section 5.4, or unless the parties agree otherwise in writing, the prosecution and settlement of any PROCEEDING respecting any infringement, dilution, tarnishment, unfair competition or passing off by a third party of, or with respect to, any PROPERTY (collectively, an "INFRINGEMENT"), including the decision whether to initiate a PROCEEDING, shall be as follows:

            (a) Except as set forth otherwise in the Foodservice Trademark License Agreement entered into between TPC and LICENSEE on the date hereof (and even then only during the term thereof), for any INFRINGEMENT that relates to use of PROPERTY in connection with goods or services other than
      PRODUCTS:

                  (1) TPC shall have the sole right to determine whether to
            institute litigation with respect to such INFRINGEMENT, as well as the sole right to select counsel. TPC may commence or prosecute any such claims or suits in its own name or it may join LICENSEE as a party thereto. TPC shall be entitled to keep the entire amount of any recovery therefrom. If TPC brings any such INFRINGEMENT action, LICENSEE agrees to cooperate with TPC and lend reasonable assistance as requested by TPC, subject to being reimbursed for its reasonable out-of-pocket expenses incurred at TPC's request.

                  (2) Each party shall promptly (i) notify the other party of any material developments with respect to such PROCEEDING, (ii) deliver to the other party a copy of all pleadings, correspondence and other material documents respecting such PROCEEDING, and (iii) notify the other party of any offers of settlement related to such PROCEEDING which it receives or which it proposes to make.


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                  (3) TPC shall not offer, or accept any offer of, a settlement that contains any material term or condition other than the receipt or payment of money by TPC, which settlement would have a materially negative effect on the PROPERTY, without the prior written consent of LICENSEE, which consent shall not be unreasonably withheld or delayed.

            (b) For any INFRINGEMENT that relates to use of PROPERTY in connection with PRODUCTS:

                  (1) LICENSEE shall have the sole right to determine whether to institute litigation with respect to such INFRINGEMENT, as well as the sole right to select counsel ("TRADEMARK COUNSEL"). LICENSEE may commence or prosecute any such claims or suits in its own name or it may join TPC as a party thereto. LICENSEE shall be entitled to keep the entire amount of any recovery therefrom. If LICENSEE brings any such INFRINGEMENT action, TPC agrees to cooperate with LICENSEE and lend reasonable assistance as requested by LICENSEE, subject to being reimbursed for its reasonable out-of-pocket expenses incurred at LICENSEE's request.

                  (2) TRADEMARK COUNSEL and each party (unless TRADEMARK COUNSEL has already done so) shall promptly (i) notify the other party of any material developments with respect to such PROCEEDING, (ii) deliver to the other party a copy of all pleadings, correspondence and other material documents respecting such PROCEEDING, and (iii) notify the other party of any offers of settlement related to such PROCEEDING which it receives or which it proposes to make.

                  (3) Neither party shall offer, or accept any offer of, a
            settlement that contains any material term or condition other than the receipt or payment of money by such party, which settlement would have a materially negative effect on the PROPERTY, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

5.5   THIRD PARTY INFRINGEMENT CLAIMS.

            (a) If claims are made against TPC or its AFFILIATES or LICENSEE (or its sublicensees) with respect to use of the PROPERTY in connection with PRODUCTS ("THIRD-PARTY INFRINGEMENT CLAIMS"), then TPC and LICENSEE agree to consult with each other on a suitable course of action. In no event shall either party have the right, without the prior consent of the other party, to acknowledge the validity of the THIRD-PARTY INFRINGEMENT CLAIM or to take any other action which materially impairs the ability of the other party to contest the claim of such third party or the rights of the other party to use or protect the PROPERTY; PROVIDED, HOWEVER, that either party may obtain or seek a license from such third party so long as such license does not acknowledge the validity of the THIRD-PARTY INFRINGEMENT CLAIM. Each party


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      shall have the right to participate fully at its own expense in the defense of any such THIRD-PARTY INFRINGEMENT CLAIM. TPC shall have the sole right to handle any claims made against it with respect to use of the PROPERTY in connection with TPC's BRANDED PRODUCTS; PROVIDED, HOWEVER, that TPC shall not, without the prior consent of LICENSEE, acknowledge the validity of any such claim or take any other action if such acknowledgement or action materially impairs LICENSEE's rights under this AGREEMENT or LICENSEE's rights to use or protect the PROPERTY; PROVIDED, HOWEVER, that TPC may obtain or seek a license from such third party so long as such license does not acknowledge the validity of the claim.

            (b) LICENSEE agrees to make, within a reasonable timeframe, reasonable modifications requested by TPC in LICENSEE's use of the PROPERTY if TPC reasonably determines such action is necessary to resolve or settle a claim or suit unless such modifications would have a materially negative effect on LICENSEE's business.

                                      VI.
                         INDEMNIFICATION AND INSURANCE

6.1 SURVIVAL. The representations and warranties of the parties hereto in this AGREEMENT shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the date hereof.

6.2 DEFINED TERMS RELATING TO INDEMNIFICATION PROVISIONS. For all purposes of this AGREEMENT, except as expressly provided or unless the context otherwise requires, the following definitions shall apply:

            "AFFILIATE" shall mean, with respect to any PERSON, any PERSON directly or indirectly controlling, controlled by, or under common control with, such other PERSON at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any PERSON, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such PERSON, whether through the ownership of voting securities or by contract or otherwise.

            "GOVERNMENTAL ENTITY" shall mean any federal, state, political subdivision or other governmental agency, court or instrumentality, foreign or domestic.

            "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, a government or any agency or political subdivision thereof or any other entity or organization.

6.3 INDEMNIFICATION BY TPC. From and after the EFFECTIVE DATE, subject to the provisions of this Article VI, TPC shall indemnify LICENSEE, its AFFILIATES and each of their respective officers, directors, employees, agents and representatives against


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      and hold them harmless from any loss, claim, damage, liability, cost or expense (including reasonable fees and expenses of lawyers, accountants, investigators, experts and other professionals) (collectively, a "LOSS") suffered or incurred by any such indemnified party to the extent arising out of the manufacture, distribution, use, sale or marketing of TPC's (or its other licensees') BRANDED PRODUCTS, including any unauthorized use of any patent, process, idea, method or device, or unfair trade practice, false advertising, trademark infringement, or the like.

6.4 INDEMNIFICATION BY LICENSEE. From and after the EFFECTIVE DATE, subject to the provisions of this Article VI, LICENSEE shall indemnify TPC, its AFFILIATES and each of their respective officers, directors, employees, agents and representatives against and hold them harmless from any LOSS suffered or incurred by any such indemnified party to the extent arising out of the manufacture, distribution, use, sale or marketing of LICENSEE's (or its other licensees') BRANDED PRODUCTS, including (except as set forth below) any unauthorized use of any patent, process, idea, method or device, or unfair trade practice, false advertising, trademark infringement, or the like, but excluding items for which LICENSEE has a claim for indemnification under that certain Amended and Restated Asset Purchase Agreement among TPC, LICENSEE and General Mills, Inc., a Delaware corporation ("GMI"), dated October 24, 2001 (as it may be amended from time to time, the "ASSET PURCHASE AGREEMENT").

6.5   PROCEDURES RELATING TO INDEMNIFICATION.

            (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article VI in respect of, arising out of or involving a claim or demand made by any person, firm, GOVERNMENTAL ENTITY or corporation against the indemnified party (a "THIRD-PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the THIRD-PARTY CLAIM as promptly as reasonably possible after receipt by such indemnified party of written notice of the THIRD-PARTY CLAIM; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the THIRD-PARTY CLAIM; PROVIDED, HOWEVER, that failure to make such deliveries shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

            (b) If a THIRD-PARTY CLAIM is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so elects in writing within ten (10) days of receipt of written notice from the indemnified party and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, PROVIDED that the indemnifying party conducts the defense actively and diligently thereafter. Should the indemnifying party so elect to


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      assume the defense of a THIRD-PARTY CLAIM, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, absent any conflict of interest between such parties. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, unless a conflict of interest would arise if counsel to the indemnifying party also represented the indemnified party, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense, except to the extent of any such conflict of interest between such parties. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof or in the event of any conflict of interest between the indemnified party and the indemnifying party. All the parties hereto shall cooperate in the defense or prosecution of any THIRD-PARTY CLAIM. Such cooperation shall include the retention and (upon the other party's request) the provision to the other party of records and information that are reasonably relevant to such THIRD-PARTY CLAIM, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, at the reasonable expense of the indemnifying party. Whether or not the indemnifying party shall have assumed the defense of a THIRD-PARTY CLAIM, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such THIRD-PARTY CLAIM without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). The indemnifying party shall not, without the prior written consent of the indemnified party, enter into any settlement of any THIRD-PARTY CLAIM that would result in the imposition of a consent order, injunction or decree which would materially restrict or otherwise materially adversely affect the future activity or conduct of the indemnified party or any AFFILIATE thereof, or without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld) that does not include, as an unconditional term thereof, the release of the indemnified party from all liability in respect of such THIRD-PARTY CLAIM except the liability satisfied by the indemnifying party.

6.6 REPRESENTATION BY TPC. Except as set forth in the ASSET PURCHASE AGREEMENT, the PROPERTY is being licensed on an AS IS basis and TPC makes no warranties or representations of any kind. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED BY TPC, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND WARRANTIES ARISING FROM, COURSE OF DEALING OR USAGE OF TRADE. NO AGENT, EMPLOYEE OR REPRESENTATIVE OF TPC HAS ANY AUTHORITY TO BIND TPC TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY EXCEPT AS STATED IN THIS PARAGRAPH.

6.7 INSURANCE. LICENSEE shall acquire and maintain at its sole cost and expense throughout the Term and any Renewal Term of this AGREEMENT comprehensive general liability insurance, including product liability, advertisers liability, and contractual liability,


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      (hereinafter referred to as "LIABILITY INSURANCE"), underwritten by a financially sound and reputable insurance company qualified to do business in the LICENSED TERRITORY. This insurance coverage shall provide protection of not less than $10 million, combined single limit for personal injury and property damage (on a per occurrence basis) with TPC named as an additional insured party and shall provide adequate protection for LICENSEE and TPC against any and all claims, demands, causes of action or damages, including attorneys' fees, arising out of this AGREEMENT, including but not limited to any alleged defects in the BRANDED PRODUCTS of LICENSEE or its other licensees or any use thereof. Such LIABILITY INSURANCE shall be maintained on an occurrence basis to provide such protection after expiration or termination of the policy itself and/or of this AGREEMENT. The parties acknowledge that such insurance need not include product recall coverage.

6.8 CERTIFICATE OF INSURANCE. LICENSEE shall furnish to the AUDITOR (as defined below) certificates issued by the insurance company setting forth the amount of LIABILITY INSURANCE, the policy number, the date of expiration, and a provision that TPC shall receive thirty (30) days' written notice prior to termination, reduction or modification of the coverage. LICENSEE's purchase and maintenance of the LIABILITY INSURANCE or furnishing of the certificate of insurance shall not relieve LICENSEE of any of its obligations or liabilities under this AGREEMENT.

                                      VII.
                             QUALITY CONTROL/RECALL

7.1 AUDITING. In order to assure LICENSEE's compliance with its obligations under this AGREEMENT and to assure the adequate protection of the great value of the goodwill associated with the PROPERTY, LICENSEE agrees to hire an independent third party auditor certified by the American Institute of Baking (the "AUDITOR") to assess annually LICENSEE's compliance with its obligations under this Article VII. TPC shall pay the reasonable and customary fees of the AUDITOR. If the AUDITOR discovers any noncompliance with such obligations, the AUDITOR shall provide specific notice of the deficiency to LICENSEE, and LICENSEE shall promptly take the necessary steps to come into compliance. This paragraph shall not require either the AUDITOR or LICENSEE to communicate with TPC regarding the results of any assessment of LICENSEE's compliance with this AGREEMENT.

7.2 QUALITY STANDARDS. LICENSEE covenants that the BRANDED PRODUCTS that it sells (and that any of its sublicensees sell) shall meet or exceed all government standards, regulations, guidelines, manufacturing codes, rules, laws or the like dealing with or applicable to the BRANDED PRODUCTS. Without limiting the foregoing, LICENSEE agrees that all of its activities (and the activities of its sublicensees) in relation to BRANDED PRODUCTS shall comply with the "good manufacturing practices" regulations established by the federal Food and Drug Administration ("FDA"). LICENSEE agrees to maintain the HACCP (Hazards And Critical Control Points) program currently in place at GMI's Toledo plant (which plant is being turned over to LICENSEE pursuant to other agreements between the parties) or some other comparable voluntary quality assurance program designed to maintain a quality assurance standard appropriate to protect the valuable goodwill associated with the PROPERTY, and which quality assurance program LICENSEE may review and update from time to time as is appropriate to maintain a quality assurance standard appropriate to protect the valuable goodwill associated with the PROPERTY. LICENSEE shall establish, and cause its sublicensees to establish, a quality assurance plan (including HACCP programs similar to the one currently in place at GMI's Toledo plant or some other comparable voluntary quality assurance plan) for all facilities at which BRANDED PRODUCTS are produced, which quality assurance plan shall be used to assure the compliance with these quality standards and to assure consistent quality of the BRANDED PRODUCTS. The plan shall include a description of the quality controls observed in the BRANDED PRODUCTS' manufacture, and the procedures followed to audit and verify continued quality and conformance to specifications for the BRANDED PRODUCTS, as well as applicable laws and regulations. In addition, with respect to each sublicensee of LICENSEE (1) LICENSEE shall regularly inspect (either directly or through qualified third parties) the activities of such sublicensee with respect to the sublicensee's compliance with the terms of its sublicense agreement and the quality assurance plan established for the sublicensee's manufacture of BRANDED PRODUCTS; (2) prior to the introduction by such sublicensee of any new product covered by the sublicense with LICENSEE, LICENSEE shall require the sublicensee to submit to LICENSEE samples or prototypes of that product, along with proposed packaging and advertising materials for that product, and LICENSEE (either directly or through qualified third parties) shall inspect the safety of the proposed product and review whether the product and the packaging and advertising are of a nature and quality that is consistent with the goodwill associated with the PROPERTY; and (3) with respect to any sublicensee authorized to manufacture any non-food items (as to which HACCP, good manufacturing practices and similar governmental standards may not be applicable), LICENSEE shall review the sublicensee's quality assurance plan and LICENSEE shall monitor the sublicensee's activities in a manner appropriate for the protection of the valuable goodwill associated with the PROPERTY.

7.3 CONSUMER INQUIRIES. As between LICENSEE and TPC, LICENSEE will, at its sole cost, handle all product warranty and/or guarantee/satisfaction issues, response and compliance requirements, as well as all consumer inquiries or complaints (collectively, the "CONSUMER INQUIRIES") relative to any of the BRANDED PRODUCTS that it or its sublicensees sell. Such CONSUMER INQUIRIES shall be handled in a competent, professional manner so as to maintain the great value of the goodwill associated with the PROPERTY. The parties agree to cooperate to establish suitable procedures and systems for forwarding to each other all CONSUMER INQUIRIES that either party receives relating to the other party's business.

7.4 PRODUCT RECALL. LICENSEE shall make reasonable efforts to give TPC advance notice of any product recall or withdrawal with respect to its BRANDED PRODUCTS in order to permit TPC to prepare for dealing with the attendant public relations and investors relations issues. TPC shall make reasonable efforts to give LICENSEE advance notice of any product recall or withdrawal with respect to its BRANDED PRODUCTS in order to permit LICENSEE to prepare for dealing with the attendant public relations and investors relations issues. As between LICENSEE and TPC, each party shall bear any and all costs related to any recall or withdrawal of its (and its other licensees') BRANDED PRODUCTS, whether voluntary or otherwise. Each party shall implement and maintain, and in all future license/sublicense agreements for food products shall cause its licensees/sublicensees to implement and maintain, a comprehensive lot tracking program with respect to all BRANDED PRODUCTS, starting with raw materials and carrying through to final retail distribution, to maximize the effectiveness and minimize the extent of any recall or withdrawal.

7.5 CHILD/PRISON LABOR. LICENSEE and TPC agree not to use CHILD labor in the manufacturing, packaging or distribution of BRANDED PRODUCTS. The term "CHILD" refers to a person younger than the local legal minimum age for employment or the age for compelling compulsory education, but in no case shall be any child younger than 15 years of age (or 14 years of age where local law allows). Each party agrees not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise. In all future license/sublicense agreements involving BRANDED PRODUCTS, each party shall cause its licensees/sublicensees to abide by all of the foregoing restrictions.

                                     VIII.
                                   ASSIGNMENT

8.1 This AGREEMENT may be assigned, transferred or otherwise delegated (collectively, an "ASSIGNMENT") by LICENSEE without the prior written consent of TPC to an AFFILIATE of LICENSEE, to a party who purchases or acquires, as a going concern, the business of LICENSEE in which any of the PROPERTY is used (on all or a portion of the PRODUCTS) and/or to any lenders providing financing to LICENSEE; PROVIDED, HOWEVER, that prior to an ASSIGNMENT (which for purposes of this proviso only shall not include any pledge of this AGREEMENT to a lender providing financing to LICENSEE until such time as the lender exercises it rights under applicable pledge agreements, security agreements or other collateral documents) any proposed assignee of this AGREEMENT must agree in writing, delivered to TPC, that it shall be bound by the terms and provisions of this AGREEMENT.

8.2 This AGREEMENT may be assigned, transferred, sublicensed or otherwise delegated by TPC without the prior written consent of LICENSEE, PROVIDED, HOWEVER, that any assignee of this AGREEMENT must agree in writing, delivered to LICENSEE, that it shall be bound by the terms and provisions of this AGREEMENT.

8.3 This AGREEMENT and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

8.4 This AGREEMENT may be sublicensed, in whole or in part, by LICENSEE, without the prior written consent of TPC, PROVIDED THAT LICENSEE gives prompt written notice to TPC of any sublicense.

8.5 Any attempted assignment or delegation in contravention hereof shall be null and void.

                                      IX.
                           BREACH, CURE AND REMEDIES

9.1 BREACH AND CURE. If a party materially violates any of the terms or conditions of this AGREEMENT, the other party may send written notice to the breaching party, particularly specifying the breach. The breaching party shall have thirty (30) days to cure the specified breach. If the breaching party does not cure the breach within such period of time, then the non-breaching party may pursue such remedies as may be available to it under applicable law, including but not limited to both equitable and damages remedies, but excluding termination of this AGREEMENT. In the event that one party claims that the other party is materially violating any of the terms or conditions of this Agreement and such other party disputes such claim, the party claiming that the other party is in breach may seek to resolve such dispute either (A) pursuant to the third party arbitration provisions set forth in Sections 5.2(g) through 5.2(j), in which event such provisions shall apply to such dispute or (B) in a court of competent jurisdiction pursuant to Section 10.13. In formulating appropriate remedies commensurate with the nature and extent of any such uncured breach, the arbitrator or the court shall take into account, in addition to all other pertinent factors, each party's inability to terminate this AGREEMENT for breach. The parties also agree that, subject to its equitable powers to decide otherwise, the arbitrator or the court shall award to the prevailing party in any litigation under this section the prevailing party's costs and reasonable attorneys' fees in pursuing the matter. Either party's failure to send a notice of breach or to pursue legal remedies available to it shall not constitute or be construed as a waiver or acquiescence, and each party expressly reserves the right to subsequently pursue such remedies for the same or any other breach, either of the same or different character. The provisions in this Section 9.l are in addition to the provisions in
      Section 5.2.

9.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT FOR THE REJECTION OF THIS AGREEMENT IN BANKRUPTCY (OR SIMILAR INSOLVENCY PROCEEDING), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFIT, LOST REVENUE OR ANY OTHER FORM OF INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF THAT PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

                                       X.
                                 MISCELLANEOUS

10.1 CONFIDENTIALITY. Without the prior written approval of the non-disclosing party, neither party shall disclose, use or otherwise communicate to any third party any information regarding either the terms and provisions of this AGREEMENT or any other confidential materials, trade secrets and/or proprietary information delivered pursuant to the terms and provisions of this AGREEMENT except: (i) to the extent necessary to comply with a specific applicable law, regulatory oversight (such as the Federal Trade Commission or its agents or the Securities and Exchange Commission) or the valid order of a court of competent jurisdiction, PROVIDED THAT the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; (ii) as part of normal reporting or review procedure to either party's board of directors, parent company, auditors and attorneys, PROVIDED, HOWEVER, that such persons or entities agree to be bound by the provisions of this Paragraph; (iii) to enforce its rights legally under this AGREEMENT in a court of competent jurisdiction, PROVIDED THAT the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; (iv) with respect solely to disclosing this AGREEMENT to a potential sublicensee in connection with any sublicenses or proposed sublicenses, PROVIDED, HOWEVER, that such persons or entities agree to be bound by the provisions of this Paragraph; (v) with respect solely to disclosing this AGREEMENT to potential purchasers in connection with the sale of all or part of the applicable business of a party, PROVIDED, HOWEVER, that such persons or entities agree to be bound by the provisions of this Paragraph; (vi) with respect solely to disclosing this AGREEMENT with the United States Patent and Trademark Office (or any similar office), provided that the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; or (vii) such information is or becomes part of the public domain through disclosure other than by the disclosing party. For purposes of this Section 10.1, "confidential materials, trade secrets and/or proprietary information" shall mean all information that is not publicly known.

10.2 RELATIONSHIP OF THE PARTIES. Nothing in this AGREEMENT shall be construed to create or constitute a partnership, joint venture, or any other agency or employment relationship between the parties hereto. Neither party is authorized to enter into any agreement on behalf of, assume any obligation for, or otherwise bind the other party financially or otherwise; nor is either party responsible for the obligations of the other party, including but not limited to obligations to the other's own employees, their wage/salaries, benefits, vacation pay, and the like.

10.3 FORCE MAJEURE. In the event that either party hereto shall be prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, force of nature, or other reasons of a like nature not the fault of, or under the control of, the party delayed in performing work or doing acts required under the terms of this AGREEMENT, then performance of such act shall be excused for the periods of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, PROVIDED THAT the party delayed in performing promptly gives written notice to the other party of its ability to perform.

10.4 NO THIRD PARTY BENEFICIARIES. Except for PERSONS entitled to indemnification under Article VI hereof, this AGREEMENT is for the sole benefit of the parties hereto, and nothing herein express or implied shall give or be construed to give to any PERSON or entity, other than the parties hereto, any legal or equitable rights hereunder.

10.5 AMENDMENTS. No amendment to this AGREEMENT shall be effective unless in writing and signed by each party hereto.

10.6 WAIVER OF COMPLIANCE. Except as otherwise provided in this AGREEMENT, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party, granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any consent given by any party pursuant to this AGREEMENT shall be valid only if contained in a written consent signed by such party. The parties acknowledge that certain Contracts (as defined in the Asset Purchase Agreement) may include existing licenses of intellectual property. To the extent such Contracts are assigned to LICENSEE, LICENSEE shall enforce such Contracts in accordance with their terms and, to the extent such Contracts permit, in accordance with the terms of this Agreement. So long as LICENSEE is in compliance with the foregoing, TPC acknowledges that TPC's claims against LICENSEE for damages or indemnification arising from the acts or omissions of the sublicensees under such Contracts shall be limited to the rights of recovery of LICENSEE under such Contracts or applicable law.

10.7 COMMUNICATIONS BETWEEN PARTIES. All communications between the parties relating to any disputes under this AGREEMENT shall be through and to in-house and/or outside counsel only and such counsel shall only disclose such communications to the parties to the extent permissible under applicable antitrust laws.

10.8 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when delivered by hand or telecopied, three days after mailing (one (1) business day in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address or to such other fax for a party as shall be specified by like notice):

      If to TPC:

             General Counsel
             General Mills, Inc.
             Number One General Mills Boulevard
             Minneapolis, Minnesota 55426
             Fax: 763-764-3302

      If to LICENSEE:

             General Counsel
             International Multifoods Corporation
             110 Cheshire Lane, Suite 300
             Minnetonka, Minnesota 55305-1060
             Fax: 952-594-3367

10.9 INTERPRETATION. The headings contained in this AGREEMENT, in any Schedule hereto and in the table of contents to this AGREEMENT, are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. This AGREEMENT shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When a reference is made in this AGREEMENT to sections or schedules, such reference shall be to a section of or schedule to this AGREEMENT unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this AGREEMENT, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this AGREEMENT," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of Schedule 1 to this AGREEMENT. The words "hereof," "hereby," "herein," "hereunder" and similar terms in this AGREEMENT shall refer to this AGREEMENT as a whole and not to any particular Section or Article in which such words appear. All references to dollar amounts shall be deemed to be references to U.S. Dollars.

10.10 COUNTERPARTS. This AGREEMENT and any amendments hereto may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

10.11 SEVERABILITY. If any provision of this AGREEMENT or the application of any such provision to any PERSON or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

10.12 GOVERNING LAW. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles of such State.

10.13 ACTIONS AND PROCEEDINGS. TPC and LICENSEE hereby irrevocably consent to the exclusive jurisdiction and venue of the Courts of the State of Minnesota and the United States District Court for the District of Minnesota, in connection with any action or proceeding arising out of or relating to this AGREEMENT or the transactions contemplated hereby. THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.14 SCHEDULES. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this AGREEMENT as if set forth in full herein.

10.15 SPECIFIC PERFORMANCE. LICENSEE and TPC hereby acknowledge, recognize and agree that irreparable injury may result to the non-breaching party and its business if the other party breaches any provision of this AGREEMENT such that money damages alone would not be sufficient remedy for any such breach. Each party hereto therefore agrees that if it should engage, or cause or permit any other PERSON to engage, in any act in violation of any provision hereof, the other party or parties shall be entitled, in addition to such other remedies, damages and relief as may be available under this AGREEMENT or applicable law, to an injunction prohibiting the breaching party from engaging in any such act or specifically enforcing this AGREEMENT, as the case may be.

10.16 ENTIRE AGREEMENT. Except to the extent otherwise contemplated herein, this AGREEMENT, together with the ASSET PURCHASE AGREEMENT (and any Collateral Agreements, as that term is defined in the ASSET PURCHASE AGREEMENT), contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, except to the extent specifically set forth herein, supersedes all prior agreements and understandings relating to such subject matter.

10.17 GUARANTY. GMI has made a Guaranty, dated as of the date hereof, with respect to TPC's obligations hereunder, for the benefit of LICENSEE.

10.18. SURVIVAL. This AGREEMENT and the obligations and rights contained herein shall survive a bankruptcy insolvency, or reorganization pursuant to applicable bankruptcy laws or any change of control of TPC or GMI.

      IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be duly executed in the manner appropriate to each.


                                          INTERNATIONAL MULTIFOODS
THE PILLSBURY COMPANY                     CORPORATION


By: /s/ Ernest M. Harper, Jr.             By: /s/ Gary E. Costley
    ------------------------------            ------------------------------
Title: Vice President                     Title: Chairman of the Board,
                                                 President & CEO

Date: November 13, 2001                   Date: November 13, 2001

                      RETAIL TRADEMARK LICENSE AGREEMENT

                                   SCHEDULE 1


1.    EFFECTIVE DATE (Section 2.1):  November 13, 2001.

2. TERM (Section 2.1): twenty (20) years royalty-free; renewable on a royalty-free basis in accordance with Section 2.2 (except as set forth below for the SHORT-TERM TRADEMARKS (as defined below)).

3.    MARKS (Section 1.1):

- PILLSBURY (including the Barrelhead logo reproduced below and the PILLSBURY marks and logos identified on Schedule 2).

   [PILLSBURY LOGO]

- The word DOUGHBOY, the Doughboy character, the Doughboy marks identified on Schedule 2, and the Doughboy "giggle" (the "DOUGHBOY MARKS").

- Any marks or trade dress (other than those marks set forth above) appearing on any Inventory or Other Business Inventory (in each case, including product packaging) (as these terms are defined in the ASSET PURCHASE AGREEMENT) (the "MARKED INVENTORY") which are not transferred to LICENSEE pursuant to the ASSET PURCHASE AGREEMENT (the "SHORT-TERM TRADEMARKS"); PROVIDED, HOWEVER, that with respect to the SHORT-TERM TRADEMARKS, (a) the license is non-exclusive, and (b) the scope of the license is limited to selling such MARKED INVENTORY for a period of not more than twenty-four (24) months without altering or modifying such MARKED INVENTORY, or removing such SHORT-TERM TRADEMARKS, and LICENSEE shall not use such SHORT-TERM TRADEMARKS in any other manner without the prior written consent of TPC.

- The marks BALLARD, CREAMY SUPREME, FUNFETTI, FUNFISH FUNFETTI, CONFETTI FUNFETTI, FUNFETTI CAKE MIX, MOIST SUPREME, TUNNEL OF FUDGE, FUN CELEBRATIONS MADE EASY and TUNNEL OF LEMON, including any stylized or logo versions thereof (applicable only to portions of the LICENSED TERRITORY outside of the United States because in the United States these marks have been assigned to LICENSEE).

- LICENSEE shall also have the non-exclusive right to use the mark BAKE-OFF in connection with its participation in TPC's consumer promotional "Bake-Off event"; such participation shall provide LICENSEE products with access (equal to the level of access historically provided to the PRODUCTS) to the Bake-Off event so long as TPC continues such Bake-Off event and LICENSEE pays for an allocable share of the cost to TPC to provide LICENSEE with such access to the extent that LICENSEE elects to participate in the event. LICENSEE's trade programs for the Bake-Off event and any other potentially competitively sensitive information shall not be disclosed to TPC but instead shall be sent directly to the retailer for incorporation into the Bake-Off event. All of the parties respective rights and obligations with regard to the provisions of this paragraph are set forth in greater detail in the attached Schedule 3.

4. ACQUIRED PRODUCT CATEGORIES (Section 1.1):

           PILLSBURY/BARRELHEAD MARKS                            DOUGHBOY MARKS
           --------------------------                            --------------
           A.  The general kind and type of food products and    A.      The general kind and type of food products
                baking accessories customarily sold in                   and baking accessories customarily sold in
                shelf-stable baking categories of retail                 shelf-stable baking categories of retail
                supermarkets as of the date of this Agreement            supermarkets as of the date of this Agreement
                (including innovations that result in such               (including innovations that result in such
                kind or type of products or accessories),                kind or type of products or accessories),
                regardless of where such products may in the             regardless of where such products may in the
                future be displayed, including without                   future be displayed, including without
                limitation:                                              limitation:

           - Cake mixes                                          - Cake mixes
           - Ready-to-spread frosting                            - Ready-to-spread frosting
           - Dry mix frosting                                    - Dry mix frosting
           - Brownie mixes                                       - Brownie mixes
           - Dessert bar mixes                                   - Dessert bar mixes
           - Muffin mixes                                        - Muffin mixes
           - Cookie mixes                                        - Cookie mixes
           - Quick bread mixes                                   - Quick bread mixes
           - Scone mixes                                         - Scone mixes
           - Popover mixes                                       - Popover mixes
           - Cornbread mixes                                     - Cornbread mixes
           - Yeast bread mixes                                   - Yeast bread mixes
           - Cake donut mixes                                    - Cake donut mixes
           - Biscuit mixes                                       - Biscuit mixes
           - Flour                                               - Flour
           - Gravy mixes*                                        - Gravy mixes
           - Hot roll mixes                                      - Hot roll mixes
           - Gingerbread mixes                                   - Gingerbread mixes
           - White bread machine mixes                           - White bread machine mixes
           - Wheat bread machine mixes                           - Wheat bread machine mixes
           - Other shelf-stable baking mixes                     - Other shelf-stable baking mixes
           - Cake decorations                                    - Cake decorations

           PILLSBURY/BARRELHEAD MARKS                            DOUGHBOY MARKS
           --------------------------                            --------------
           - Food coloring                                       - Food coloring
           - Gelatin (flavored and unflavored)                   - Gelatin (flavored and unflavored)
           - Pudding mixes                                       - Pudding mixes
           - Cheesecake mixes                                    - Cheesecake mixes
           - Shelf-stable pie crusts                             - Shelf-stable pie crusts
           - Pie crust mixes                                     - Pie crust mixes
           - Sugar* (granulated, brown, powdered)                - Sugar (granulated, brown, powdered)
           - Sugar substitutes                                   - Sugar substitutes
           - Graham cracker crumbs                               - Baking soda
           - Baking soda                                         - Baking powder
           - Baking powder                                       - Corn starch
           - Corn starch                                         - Molasses
           - Molasses                                            - Corn syrup
           - Corn syrup                                          - Cocoa
           - Cocoa                                               - Graham cracker crumbs
           - Nuts                                                - Nuts
           - Almond paste/marzipan                               - Almond paste/marzipan
           - Salt                                                - Salt
           - Salt substitutes                                    - Salt substitutes
           - Pepper                                              - Pepper
           - Spices, herbs, seeds and flavorings (vanilla        - Spices, herbs, seeds and flavorings (vanilla
             extract, etc.)                                        extract, etc.)
           - Specialty grains (millet, cracked wheat, wheat      - Specialty grains (millet, cracked wheat, wheat
             bran, etc.)                                           bran, etc.)
           - Corn meal                                           - Corn meal
           - Grits                                               - Grits
           - Baking chips                                        - Baking chips
           - Baking chocolate                                    - Baking chocolate
           - Almond bark                                         - Almond bark
           - Yeast                                               - Yeast
           - Candied fruit                                       - Candied fruit
           - Dried fruit (prunes, raisins, etc.)                 - Dried fruit (prunes, raisins, etc.)
           - Canned pie filling                                  - Canned pie filling
           - Coconut (shredded or flaked)                        - Coconut (shredded or flaked)
           - Marshmallows                                        - Marshmallows
           - Powdered milk                                       - Powdered milk
           - Condensed/evaporated milk                           - Condensed/evaporated milk
           - Shortening and cooking sprays                       - Shortening and cooking sprays
           - Oils (olive, peanut, canola, etc.)                  - Oils (olive, peanut, canola, etc.)
           - Other shelf-stable ingredients used by consumers    - Other shelf-stable ingredients used by consumers
             for home baking of desserts & breads                  for home baking of desserts & breads
           - Disposable muffin/cupcake cup liners**              - Disposable muffin/cupcake cup liners**
           - Disposable bakeware (turkey roasting                - Disposable bakeware (turkey roasting pans, etc.)

           PILLSBURY/BARRELHEAD MARKS                            DOUGHBOY MARKS
           --------------------------                            --------------
             pans, etc.)
           - Cakepans, cookie sheets,  muffin tins, and          - Cakepans, cookie sheets, muffin tins, and utensils
             utensils used for home baking**                       used for home baking**
           - Parchment paper for baking                          - Parchment paper for baking

           B.  Other:                                            Acquired Product Categories Exclusion:
           ----------                                            --------------------------------------
           - Shelf-stable potatoes                                It being understood and agreed that products
           - Farmhouse-Registered Trademark- brand                that contain dough and baked goods that are ready-to-eat
             shelf-stable rice and pasta side dish kits           are excluded.
           - Pancake and waffle mixes
           - Pancake and waffle syrup

           Acquired Product Categories Exclusion:
           --------------------------------------
           It being understood and agreed that products
           that contain dough and baked goods that are
           ready-to-eat are excluded.


* Items are currently exclusively licensed to a third party; for such items, TPC shall not renew or extend any license relating to such goods unless TPC is contractually obligated to do so, and TPC shall give notice to terminate if required, and rights to such items shall automatically be granted to LICENSEE pursuant to the terms hereof upon expiration or termination of such third party license. All existing royalty streams for these items will be assigned to LICENSEE.

** Items are currently non-exclusively licensed to a third party; for such items, TPC will not renew or extend any license relating to such goods unless TPC is contractually obligated to do so, and TPC shall give notice to terminate if required, and LICENSEE will receive an immediate non-exclusive license to such items which will automatically convert to an exclusive license pursuant to the terms hereof upon expiration or termination of such third party licenses. All existing royalty streams for these items will be assigned to LICENSEE.

5.    CHANNELS OF DISTRIBUTION (Section 1.1):

   - Exclusive rights for sale to customers reselling (directly or indirectly) to consumers through all types of retail stores (including mass merchandisers and club stores), and including internet sales. For purposes hereof, "internet sales" means sales which take place, in whole or in part, through a consumer's use of an existing or future electronic communications network (E.G., the internet, online services, personal digital assistants, telephone shopping, cellular phones) which does not require the consumer to be physically present in a brick-and-mortar retail location.

   -  All foodservice channels excluded.


6. LICENSED TERRITORY (Section 1.1): The United States of America, including its territories, possessions, commonwealths (including Puerto
      Rico), trusteeships, and retail
      outlets in non-domestic United States government installations and facilities, PROVIDED THAT to the extent that LICENSEE sells (directly or indirectly) to U.S.-based retailers (including mass merchandisers and club store customers) who as of the EFFECTIVE DATE or thereafter have stores in Mexico or Canada, LICENSEE may grant to such retailers the non-exclusive right to ship BRANDED PRODUCTS to such stores and to sell such BRANDED PRODUCTS in such stores located in Mexico and Canada. To the extent that LICENSEE grants such rights to such retailers, LICENSEE also shall have the non-exclusive right to ship BRANDED PRODUCTS directly or indirectly to such stores. If recordation of a trademark license agreement, registered user agreement, or similar agreement in the United States, Mexico or Canada is required or deemed advisable for the protection of the PROPERTY in the United States, Mexico or Canada, the parties agree to execute an appropriate short form agreement for such purposes.

            For the sole purpose of manufacturing and packaging PRODUCTS for sales within the LICENSED TERRITORY set forth above in this Section 6 (together with "creating" promotional and marketing materials related thereto), the LICENSED TERRITORY shall also include Canada.

                       RETAIL TRADEMARK LICENSE AGREEMENT

                                   SCHEDULE 2

                 LIST OF REGISTRATIONS FOR MARKS COVERING GOODS
                     INCLUDED IN THE DEFINITION OF PRODUCTS



          TRADEMARK              STATUS    JURIS.  REG/APP       REG/APP                      GOODS
                                                      NO.         Date
PILLSBURY                      Registered    US       698,691   31-May-60   Wheat flour; refrigerated doughs for the
                                                                            making of biscuits, rolls, cookies and the
                                                                            like; prepared mixtures for the making of
                                                                            cakes, cookies, brownies, gingerbread, pie
                                                                            crust, rolls, frosting, pancakes, waffles
                                                                            and the like
PILLSBURY                      Registered    CA        49,964   18-Nov-54   Cake mixes, hot roll mixes, pancake mixes,
                                                                            pie crust mixes and gingerbread mixes
PILLSBURY                      Application   CA       893,740   19-Oct-98   Flour
PILLSBURY                      Registered    MX       325,402   27-May-87   All kinds of food products and the
                                                                            ingredients therefor, including flour,
                                                                            prepared mixtures for making cakes,
                                                                            frosting, cookies, crackers, bread, pie
                                                                            crust, pancakes; refrigerated doughs for
                                                                            making rolls
PILLSBURY (stylized)           Registered    US        45,179   8-Aug-05    Flour made from wheat
PILLSBURY (design)             Registered    US     1,308,199   4-Dec-84    Dried beans, dried peas, processed
                                                                            lentils, rice and pearl barley, and
                                                                            unpopped popcorn
PILLSBURY (design)             Registered    US     1,045,679   10-Aug-76   Packaged mixes for potatoes; fortified and
                                                                            flavored instant food beverage;
                                                                            refrigerated dough products, namely fresh
                                                                            dough, biscuits, sweet rolls, cornbread,
                                                                            cookies and turnover pies; packaged mixes
                                                                            for preparing cake, frosting, pancakes,
                                                                            waffles, pie crust, coffee cake,
                                                                            gingerbread, cupcakes, brownies,


                                       25

                                                                            breads, rolls and gravy
PILLSBURY (design)             Registered    US     1,333,501   30-Apr-85   Flour and flour-based mixes made from
                                                                            cereal grains or blends thereof
PILLSBURY (design)             Registered    CA       211,577   16-Jan-76   Cake and dessert mixes; frozen and/or
                                                                            refrigerated dough products; cake
                                                                            decorating kit including instruction
                                                                            booklet, decorating tools, and icing
                                                                            colours; dietetic foods, namely
                                                                            nutritionally balanced food sticks and
                                                                            diet meal bars; fruit preserves, packaged
                                                                            mixes for potatoes, fortified and flavored
                                                                            instant food beverage, processed
                                                                            (breakfast cereal), frosting, pancakes,
                                                                            waffles, pie crust, coffee cake,
                                                                            gingerbread, cupcakes, brownies, breads,
                                                                            rolls, gravy powders for preparing soft
                                                                            drinks; synthetic sweeteners
PILLSBURY (design)             Registered    MX       390,551   19-Feb-91   Goods and ingredients of food including
                                                                            flour; prepared mixtures for making cakes,
                                                                            frosting, cookies, crackers, bread, pie
                                                                            crust and pancakes; refrigerated dough for
                                                                            making rolls, biscuits, cookies, etc.
PILLSBURY and Dotted Swiss     Registered    US     1,663,023   29-Oct-91   Complete line of dessert mixes, namely
(design)                                                                    cake mix, quick bread mix, brownie mix,
                                                                            hot rolls mix, pie crust mix and canned
                                                                            frosting
PILLSBURY'S                    Registered    US       382,934   19-Nov-40   Flour made from wheat
PILLSBURY'S                    Registered    US       441,193   2-Nov-48    Wheat flours, namely enriched phosphated
                                                                            flour and enriched self-rising flour
PILLSBURY(`S) (stylized)       Registered    US       563,259   26-Aug-52   Wheat flour, farina, rye flour; prepared
                                                                            mixtures of flour with other ingredients
                                                                            for the making of cakes and other leavened
                                                                            and unleavened baked goods
PILLSBURY'S (and design)       Registered    US        45,182   8-Aug-05    Flour made from wheat
PILLSBURY'S BEST (and design)  Registered    US        45,180   8-Aug-05    Flour made from wheat

                                       26

PILLSBURY BEST (wheat design)  Registered    US     1,818,089   25-Jan-94   Flour
PILLSBURY'S BEST (stylized)    Registered    US       552,213   18-Dec-51   Wheat flour
PILLSBURY'S BEST XXXX (and     Registered    US       382,933   19-Nov-40   Flour made from wheat
design)
PILLSBURY'S BEST XXXX          Registered    US       551,940   11-Dec-51   Wheat flour
(stylized)
PILLSBURY'S BEST XXXX FLOUR    Registered    US       385,055   11-Feb-41   Flour made from wheat, self-rising flour
PILLSBURY'S REY DEL NORTE      Registered    US       216,568   17-Aug-26   Flour made from wheat
(and design)
DOUGHBOY                        Published    US    78/018,403   26-Jul-00   Baking mix for cake
DOUGHBOY (design - pos.1)      Registered    US     1,669,633   24-Dec-91   Dry mixes, namely cake mix, brownie mix,
                                                                            gingerbread mix, pie crust mix, hot roll
                                                                            mix, quick bread mix and canned frosting
DOUGHBOY (design - pos.1)      Registered    US     1,830,866   12-Apr-94   Ready-to-eat bakery goods
DOUGHBOY (design - pos.2)      Registered    US     1,671,946   14-Jan-92   Dry mixes, namely cake mix, brownie mix,
                                                                            gingerbread mix, pie crust mix, hot roll
                                                                            mix, quick bread mix and canned frosting
DOUGHBOY (design - pos.4)      Registered    US     1,671,945   14-Jan-92   Dry mixes, namely cake mix, brownie mix,
                                                                            gingerbread mix, pie crust mix, hot roll
                                                                            mix, quick bread mix and canned frosting
DOUGHBOY (design - pos.5)      Registered    US     1,671,944   14-Jan-92   Dry mixes, namely cake mix, brownie mix,
                                                                            gingerbread mix, pie crust mix, hot roll
                                                                            mix, quick bread mix and canned frosting
DOUGHBOY (design - pos.7)      Registered    US     1,073,723   20-Sep-77   Wheat flour; mixes for preparing sweet
                                                                            bread, pie crust, cakes, frosting,
                                                                            gingerbread and coffee cake
DOUGHBOY (design - pos.14)     Registered    US     2,404,844   14-Nov-00   Dry baking mixes and refrigerated dough
DOUGHBOY (design - pos.1)      Registered    MX       426,995   2-Dec-92    Coffee, tea, cocoa, sugar, rice, tapioca,
                                                                            sago, coffee, substitutes, flour and meals
                                                                            and cereal preparations,

                                       27

                                                                            bread, pastry and confections, edible ices,
                                                                            honey, molasses syrup, yeasts and baking
                                                                            powders, salt, mustard, vinegar, sauces
                                                                            (except salad dressings), etc.

DOUGHBOY (design - pos.2)      Registered    MX       426,912   1-Dec-92    Coffee, tea, cocoa, sugar, rice, tapioca,
                                                                            sago, coffee, substitutes, flour and meals
                                                                            and cereal preparations, bread, pastry and
                                                                            confections, edible ices, honey, molasses
                                                                            syrup, yeasts and baking powders, salt,
                                                                            mustard, vinegar, sauces (except salad
                                                                            dressings), etc.
DOUGHBOY (design - pos.4)      Registered    MX       426,911   1-Dec-92    Coffee, tea, cocoa, sugar, rice, tapioca,
                                                                            sago, coffee, substitutes, flour and meals
                                                                            and cereal preparations, bread, pastry and
                                                                            confections, edible ices, honey, molasses
                                                                            syrup, yeasts and baking powders, salt,
                                                                            mustard, vinegar, sauces (except salad
                                                                            dressings), etc.
DOUGHBOY (design - pos.5)      Registered    MX       426,910   1-Dec-92    Coffee, tea, cocoa, sugar, rice, tapioca,
                                                                            sago, coffee, substitutes, flour and meals
                                                                            and cereal preparations, bread, pastry and
                                                                            confections, edible ices, honey, molasses
                                                                            syrup, yeasts and baking powders, salt,
                                                                            mustard, vinegar, sauces (except salad
                                                                            dressings), etc.
DOUGHBOY (design - pos.9)      Registered    MX       356,036   29-Nov-88   Refrigerated dough products, namely dough
                                                                            for making brownies, cookies and fruit
                                                                            turnovers, and in general all kinds of
                                                                            foods products and the ingredients therefor
DOUGHBOY POINTS                 Published    US    75/887,236   4-Jan-00    Pastries, namely, frozen pastries, frozen
                                                                            breakfast pastries, pastry filled with
                                                                            eggs and meat and/or cheese, puff pastry
                                                                            with fruit and other flavor fillings,
                                                                            pastry products with fruit fillings;
                                                                            waffles, namely, frozen waffles; mixes for
                                                                            making bakery

                                      28


                                                                            goods, namely, flour-based mixes for making
                                                                            bakery goods, cake mixes, brownie mixes,
                                                                            gingerbread mixes, hot roll and quick bread
                                                                            mixes; pies, namely, pie crusts; frostings,
                                                                            namely prepared frostings; bakery goods and
                                                                            frozen confections; dough, namely refrigerated
                                                                            and frozen dough; bread, buns and rolls
DOUGHBOY DIPPERS               Application   US    78/012,693   14-Jun-00   Food products


* Key for "Juris." column:
      US - United States
      CA - Canada
      MX - Mexico


For the avoidance of doubt, the parties acknowledge that some of the above registrations also cover some goods that are NOT included in the definition of PRODUCTS, and nothing in this schedule shall be interpreted to modify or broaden the definition of PRODUCTS or the scope of the license granted in this AGREEMENT.

                       RETAIL TRADEMARK LICENSE AGREEMENT

                                   SCHEDULE 3

                            BAKE-OFF PROMOTION TERMS


1.    BAKE-OFF PROMOTION

      LICENSEE may participate in any promotional event executed by TPC using the term BAKE-OFF and the Pillsbury trademark involving a recipe contest using a given set of TPC products (the "Promotion"), subject to the terms and conditions set forth in this Schedule 3 and consistent with the terms and conditions of this AGREEMENT. For purposes of this Schedule 3, references to LICENSEE shall be deemed to include LICENSEE's AFFILIATES.

2.    PARTICIPATION IN THE PROMOTION

      TPC shall provide written notice to LICENSEE of its intention to execute each Promotion, together with a detailed description of all material aspects of such Promotion and statement of the cost to LICENSEE for each LICENSEE PRODUCT incorporated into such Promotion. Cost shall be allocated (the "ALLOCATED COST") based upon the relative number of TPC and LICENSEE PRODUCTS incorporated into such Promotion to the extent that LICENSEE elects to participate and TPC shall provide a good-faith estimate (the "COSTS ESTIMATE") of the timing and amount of such costs. LICENSEE shall have thirty (30) days to provide TPC, in writing, notice of its decision to participate in such Promotion, together with a listing of the LICENSEE PRODUCTS to be included in the Promotion and a check payable to TPC in the amount required by the TPC notice. In connection with the foregoing sentence, LICENSEE shall only be required to pay TPC in the amounts and at the times consistent with the COSTS ESTIMATE. TPC and LICENSEE shall act promptly and in good faith to "true-up" such amounts, so that, to the extent LICENSEE pays TPC more than the ALLOCATED COST, TPC will pay LICENSEE the amount of any such excess and to the extent LICENSEE pays TPC less than the ALLOCATED COST, LICENSEE will pay TPC the amount of any such deficit. The number of LICENSEE PRODUCTS listed shall not exceed a number which is generally consistent with the average number of such LICENSEE PRODUCTS included in Promotions in the last five (5) years when such products were part of the TPC portfolio of PRODUCTS. TPC shall be responsible for development and distribution of all consumer materials in connection with the Promotion, which materials shall (a) incorporate the LICENSEE PRODUCTS identified in the LICENSEE notice of participation and shall do so in a manner consistent with such LICENSEE PRODUCTS' incorporation into such materials when they were part of the TPC portfolio of PRODUCTS and (b) be subject to the prior consent of LICENSEE (which consent is not to be unreasonably withheld or delayed) to the extent such materials relate to the LICENSEE PRODUCTS. The consumer materials shall comply in all respects with the terms and conditions of this AGREEMENT. All consumer entries relating to the LICENSEE PRODUCTS shall be forwarded to LICENSEE for handling and response consistent with the Promotion rules provided to the consumer.

3.    TRADE MATERIALS

      Each party will develop, at its own expense, its trade materials used in connection with each Promotion. LICENSEE shall send its trade materials directly to retailers, as appropriate, without prior review by TPC, but such trade materials shall comply in all respects with the terms and conditions of this AGREEMENT.

4.    COVENANTS AND USE OF TRADEMARKS

      For purposes of LICENSEE's participation in each Promotion, the BAKE-OFF trademark (including all logos or stylized versions) shall be included in the PROPERTY licensed to LICENSEE under this AGREEMENT. For purposes of being included in each Promotion, LICENSEE grants to TPC a royalty-free, non-exclusive license to use and display such marks of LICENSEE as LICENSEE may designate, such use to be limited solely to the Promotion contemplated hereby and any advertising or other promotional activities relating thereto and shall comply in all respects with the terms and conditions of this AGREEMENT. The parties acknowledge that every use of the other party's trademarks shall inure to the benefit of the other party and that the provisions of this paragraph do not convey to a party any right, title or ownership interest in the other party's trademarks.

5.    REPRESENTATIONS AND WARRANTIES

      Each party represents and warrants that its products, services and performance in connection with each Promotion shall comply with all applicable federal, state, and local laws and regulations.

6. All activities of the parties in connection with each Promotion shall be governed by the terms and conditions of this AGREEMENT, including the handling of consumer inquiries and complaints and the parties' respective obligations of indemnification.